GUIDA & JIMENEZ, PA
                               1308 W. Sligh Ave.
                                 Tampa, FL 33604



July 30, 1998


Securities and exchange Commission
Washington, DC 20549

re:  Ybor City Shuttle Service, Inc.


Gentlemen:

In connection with the filing of the General Form For Registration Of Securities Form 10 by Ybor City Shuttle Service, Inc. we hereby consent to the use of our name as independent auditors in our report dated July 30, 1998 accompanying the audited financial statement of Ybor City Shuttle Service, Inc. as of June 30, 1998 for the period from inception, January 7, 1998, to June 30, 1998.


Very truly yours,


/s/  Guida & Jimenez
----------------------------
Guida & Jimenez, P.A.